Report of
Independent Accountants

To the Shareholders and Board
 of Directors of
Salomon Brothers Variable
Series Funds Inc

In planning and performing
 our audit of the financial
statements of Salomon Brothers
Variable Investors Fund and
Salomon Brothers Variable
Small Cap Growth Fund
(two of the portfolios constituting
Salomon Brothers Variable Series
Funds Inc, hereafter referred to as
the "Fund")  for the year ended
December 31, 2001, we considered
its internal control, including
control activities for safeguarding
securities, in order to determine
our auditing procedures for the
purpose of expressing our opinion
on the financial statements and to
comply with the requirements of
Form N-SAR, not to provide
assurance on internal control.

The management of the Fund
is responsible for establishing
and maintaining internal control.
In fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls.  Generally, controls
that are relevant to an audit
pertain to the entity's objective of
preparing financial statements
for external purposes that are
fairly presented in conformity
with generally accepted
accounting principles.  Those
controls include the safeguarding
of assets against unauthorized
acquisition, use or disposition.

Because of inherent limitations
in internal control, errors or fraud
may occur and not be detected.
Also, projection of any evaluation
of internal control to future periods
is subject to the risk that controls
may become inadequate because of
changes in conditions or that the
effectiveness of the design and
operation may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants.  A material
weakness is a condition in
which the design or operation
of one or more of the internal
control components does not
reduce to a relatively low level the
risk that misstatements caused by
error or fraud in amounts that
would be material in relation to
the financial statements being
audited may occur and not be
detected within a timely period
by employees in the normal course
of performing their assigned
functions.  However, we noted no
matters involving internal control
and its operation, including controls
for safeguarding securities, that we
consider to be material weaknesses
as defined above as of
December 31, 2001.

This report is intended solely
for the information and use of
management and the Board of
Directors of the Fund and the
Securities and Exchange
Commission and is not intended
to be and should not be used by
anyone other than these specified parties.

PricewaterhouseCoopers LLP

February 11, 2002

To the Shareholders and Board of Directors of Salomon Brothers Variable Series Funds Inc


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